Exhibit 99.2

Shoals Technologies Group, Inc. Announces Closing of Initial Public Offering

PORTLAND, TN, January 29, 2021 (GLOBAL NEWSWIRE) – Shoals Technologies Group, Inc. (the “Company”) today announced the closing of its upsized initial public offering of 88,550,000 shares of Class A common stock. The offering consisted of 11,550,000 shares of Class A common stock issued and sold by the Company, which included an additional 2,550,000 shares of the Company’s Class A common stock following the exercise in full of the underwriters’ option to purchase additional shares of the Company’s common stock from the Company, and 77,000,000 shares of Class A common stock sold by a parent entity of the Company controlled by funds managed by Oaktree Capital Management, L.P. (the “Selling Stockholder”), which included an additional 9,000,000 shares of the Company’s Class A common stock following the exercise in full of the underwriters’ option to purchase additional shares of the Company’s common stock from the Selling Stockholder, in each case at an initial public offering price of $25.00 per share. The Class A common stock began trading on the Nasdaq Global Market under the symbol “SHLS” on January 27, 2021.

Goldman Sachs & Co. LLC and J.P. Morgan acted as joint book-running managers and representatives of the underwriters for the offering. Guggenheim Securities and UBS Investment Bank acted as joint book-running managers and Morgan Stanley, Barclays and Credit Suisse are acting as book-runners. Cowen and Oppenheimer & Co. Inc. are acting as co-managers.

The offering was made only by means of a prospectus, which was filed with the U.S. Securities and Exchange Commission (the “SEC”) and available on the SEC’s website at www.sec.gov. Copies of the final prospectus relating to this offering may be obtained from: Goldman Sachs & Co. LLC, Attention: Prospectus Department, 200 West Street, New York, NY 10282 (telephone: (866) 471-2526 or email: prospectus-ny@ny.email.gs.com); J.P. Morgan Securities LLC, Attention: Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 (telephone: 1-866-803-9204), or by email at prospectus-eq_fi@jpmchase.com; Guggenheim Securities, LLC, Attention: Equity Syndicate Department, 330 Madison, 8th Floor, New York, NY 10017, by telephone at (212) 518-9658, or by email at GSEquityProspectusDelivery@guggenheimpartners.com; and UBS Securities LLC; Attention: Prospectus Department, 1285 Avenue of the Americas, New York, NY 10019, by telephone at (888) 827-7275 or by email at ol-prospectus-request@ubs.com.

A registration statement relating to the offering has been filed with the SEC and declared effective on January 26, 2021. This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Shoals Technologies Group, Inc.

Shoals Technologies Group, Inc. is a leading provider of electrical balance of systems (“EBOS”) solutions for solar, storage, and electric vehicle charging infrastructure. Since its founding in 1996, the Company has introduced innovative technologies and systems solutions that allow its customers to substantially increase installation efficiency and safety while improving system performance and reliability. Shoals Technologies Group, Inc. is a recognized leader in the renewable energy industry whose solutions are deployed on over 20 GW of solar systems globally.

Forward Looking Statements

This press release contains forward looking statements, including statements regarding the initial public offering. These statements are not historical facts but rather are based on the Company’s current expectations and projections regarding its business, operations and other factors relating thereto. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates” and similar expressions are used to identify these forward looking statements. These statements are only predictions and as such are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Actual results may differ materially from those in the forward looking statements as a result of a number of factors, including those in the Company’s registration statement filed with the Securities and Exchange Commission.

SOURCE Shoals Technologies Group, Inc.

Media Contact: media@shoals.com